SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 4, 2005

Caremark Rx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14200	63-1151076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 800 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 4, 2005, Caremark Rx, Inc. (the “Company”) issued the following press release disclosing material, non-public financial information concerning the Company’s quarterly fiscal period ended June 30, 2005. This press release contains certain non-GAAP financial measures as described therein.

[Caremark Rx, Inc. Letterhead]

FOR IMMEDIATE RELEASE

Contacts:

Investor Relations

Ryan Hall, 615/743-6607

or

Corporate Communications

Joan Gallagher, 615/743-6652

Caremark Rx, Inc. Announces Record Second Quarter Results

Earnings Per Diluted Share Increases 57%

Company Raises 2005 Earnings Guidance

Nashville, TN, August 4, 2005 – Caremark Rx, Inc. (NYSE: CMX) today reported diluted earnings per share of $.47 for the second quarter of 2005, $.01 ahead of First Call consensus estimates. The second quarter financial results included $5.9 million of integration and other expenses related to the acquisition of AdvancePCS, which closed in the first quarter of 2004. Excluding these expenses, diluted earnings per share for the second quarter of 2005 also was $.47, a 57% increase from the second quarter of 2004.

Second Quarter 2005 Operating Results

Caremark reported net revenues of $8.2 billion in the second quarter of 2005, an increase of 13% over the second quarter of 2004. During the second quarter of 2005, mail pharmacy revenues totaled $2.8 billion, an increase of 34%, and mail claims totaled 14.5 million, an increase of 26% over the second quarter of 2004. During the second quarter of 2005, retail revenues totaled $5.3 billion, an increase of 4%, and retail claims totaled 120.2 million, a decrease of 10% as compared to the second quarter of 2004. As has been mentioned on prior investor conference calls, the decrease in retail claims was anticipated and can be attributed to previously disclosed terminations of predominantly retail-oriented clients.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the second quarter of 2005, excluding integration and other related expenses, was $394.7 million, an increase of 40% over the second quarter of 2004. Operating cash flow in the second quarter was $304.0 million.

Diluted earnings per share of $.47, excluding integration and other related expenses, for the second quarter of 2005, represented an increase of 57% from $.30 for the second quarter of 2004.

“Caremark continues to perform well both operationally and financially,” said Mac Crawford, Chairman, President and Chief Executive Officer. “Caremark’s focus on driving value for our clients has again translated into value for shareholders through recording another quarter of record earnings and significant cash flow. We look forward to continuing to help our clients manage their costs during the second half of the year.”

First Half 2005 Operating Results

Caremark closed the acquisition of AdvancePCS on March 24, 2004. As a result, Caremark’s operating results for the first half of 2004 only include the AdvancePCS operations from March 24, 2004 through June 30, 2004.

During the first six months of 2005, Caremark reported net revenues of $16.6 billion, an increase of $6.3 billion over the same period in the prior year. EBITDA for the first six months of 2005, excluding integration and other related expenses, was $762.7 million, an increase of $306.7 million over the same period of 2004. The Company’s cash flow from operations for the first half of 2005 totaled $571.0 million.

Diluted earnings per share for the first six months of 2005, excluding integration and other related expenses, increased 49% to $.91 compared to $.61 in the first six months of 2004.

First Half 2005 Operating Results-Pro Forma

On a pro forma basis, assuming the AdvancePCS acquisition was included in the full first half of 2004, net revenues increased by 11% over the first six months of 2004. On a pro forma basis, EBITDA for the first six months of 2005, excluding integration and other related expenses, was $762.7 million, an increase of 42% from $535.4 million during the first six months of 2004.

Pro forma diluted earnings per share, excluding integration and other related expenses, were $.91 for the first half of 2005, an increase of 60% compared to $.57 recorded in the same period of the prior year.

Balance Sheet

At June 30, 2005, Caremark reported a net cash and short-term investments position of $958.5 million, reflecting total cash and cash equivalents and short-term investments of $1.4 billion offset by Senior Notes totaling $450.0 million. During the quarter, Caremark called the remaining AdvancePCS Senior Notes totaling $1.7 million, spent $28.8 million on capital expenditures and repurchased $208.3 million of its common stock.

Share Repurchase

On May 17, 2005, Caremark announced that its Board of Directors had authorized an increase in its stock repurchase program to repurchase up to $1.25 billion of the Company’s common stock in the open market. Prior to the second quarter of 2005, the Company had repurchased 20.2 million shares at an approximate total cost of $591 million. During the second quarter of 2005, the Company repurchased 5.0 million shares at an approximate total cost of $208 million. Since the end of the second quarter of 2005, the company has repurchased an additional 2.0 million shares at an approximate cost of $85 million. In total, as of August 3, 2005, the Company has repurchased 27.2 million shares at an approximate total cost of $884 million, leaving $366 million available under its authorized program.

Outlook

Caremark expects 2005 revenue growth on a GAAP basis to be 28% to 30%. Caremark expects that its 2005 diluted earnings per share, before integration and other related expenses, will be in the range of $1.95 to $1.97, based on 457 million diluted shares outstanding and an effective tax rate of 39.5%. This is compared to the previous guidance of $1.92 to $1.94 per diluted share. Caremark’s 2005 earnings expectations are currently based, in part, on the following assumptions:

•	Stock option expense associated with the unvested stock options held by AdvancePCS employees at the acquisition is expected to be approximately $11 million in 2005.
•	Amortization expense related to identifiable intangible assets acquired in the AdvancePCS transaction is estimated to total approximately $47 million in 2005.
•	Depreciation expense is expected to total approximately $101 million in 2005.
•	Net interest expense is expected to total $3 million to $5 million in 2005.
•	The Company will continue to expense certain ongoing integration expenses related to the AdvancePCS acquisition as these costs are incurred. These expenses are not included in the Company’s earnings per share expectations for 2005.

In addition, Caremark expects diluted earnings per share, before integration and other related expenses, to be $.51 for the third quarter of 2005.

Medicare Part D

Caremark is actively supporting clients in the implementation of the Medicare Drug benefit. The Company has submitted bids to become a Prescription Drug Plan (PDP) under the name SilverScript Insurance Company in all 34 regions designated by the Centers for Medicare and Medicaid Services (CMS). As a result of this decision, Caremark believes it is well positioned to support the unique needs and requirements of both health plan and employer clients through a complete suite of options ranging from support of the subsidy to several PDP solutions.

Conference Call

As announced, Caremark will hold a conference call to discuss second quarter 2005 results and general operations of the company. The details of the call are as follows:

Date:	Thursday, August 4, 2005
Time:	10:30 a.m. Eastern Time
9:30 a.m. Central Time
Toll-Free Number:	(888) 596-9623
Int’l/Local Dial-in#:	(706) 634-6560
Leader:	Mac Crawford
Replay Number:	(800) 642-1687 or (706) 645-9291
Conference ID:	7841895

The call also will be broadcast live as well as replayed through the Internet. The Webcast can be accessed through the “Investor Relations” page on the Caremark Rx, Inc. Web site at www.caremarkrx.com.

A taped replay of the call also will be available beginning at 11:30 a.m. Eastern Time on August 4, 2005, until Midnight Eastern Time on August 18, 2005, by calling the replay number listed above.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. Caremark’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. The Company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark Rx is available on the World Wide Web at www.caremarkrx.com.

Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” contained in this press release include the intent, belief or current expectations of the Company and members of its senior management team with respect to the anticipated growth prospects for the Company’s business, including 2005 earnings per share projections, 2005 revenue growth, 2005 diluted earnings per share projections and third quarter 2005 diluted earnings per share projections, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to the Company’s operating plan and objectives, as well as adverse developments in the healthcare or pharmaceutical industry generally. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the company’s other periodic filings from time to time with the SEC. This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided, in the footnotes to the tables attached hereto, a reconciliation of those measures to the most directly comparable GAAP measures.

Additional information about Caremark Rx is available on the World Wide Web at

http://www.caremarkrx.com.

-tables follow-

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$742,441	$1,078,803
Short-term investments	638,566	223,610
Short-term investments—restricted	27,500	—
Accounts receivable, net	2,071,873	1,977,557
Inventories	362,370	436,754
Deferred tax asset, net	289,873	402,698
Income taxes receivable	23,141	64,654
Prepaid expenses and other current assets	33,080	35,550

Total current assets	4,188,844	4,219,626

Property and equipment, net	289,656	285,214
Goodwill, net	7,123,206	6,982,551
Other intangible assets, net	756,578	782,312
Other assets	35,208	40,031

Total assets	$12,393,492	$12,309,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$851,729	$678,083
Claims and discounts payable	2,331,094	2,644,426
Other accrued expenses and liabilities	453,667	293,017
Current portion of long-term debt	—	148,610

Total current liabilities	3,636,490	3,764,136

Long-term debt, net of current portion	450,000	450,000
Deferred tax liability	240,870	220,141
Other long-term liabilities	332,373	335,740

Total liabilities	4,659,733	4,770,017

Commitments and contingencies

Stockholders’ equity:
Common stock	477	475
Additional paid-in capital	8,625,258	8,564,031
Unearned stock-based compensation	(12,569)	(21,783)
Treasury stock	(798,966)	(510,978)
Shares held in trust	(95,430)	(97,452)
Retained earnings (accumulated deficit)	29,365	(380,924)
Accumulated other comprehensive loss	(14,376)	(13,652)

Total stockholders’ equity	7,733,759	7,539,717

Total liabilities and stockholders’ equity	$12,393,492	$12,309,734

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004 (a)
Net revenue	$8,236,215	$7,304,442	$16,612,298	$10,330,385

Operating expenses:
Cost of revenues (b)	7,723,509	6,894,591	15,617,333	9,689,402
Selling, general and administrative expenses	115,128	119,945	225,831	175,856
Depreciation	24,556	24,474	48,560	37,263
Amortization of intangible assets	11,725	12,300	23,808	13,359
Stock option expense	2,865	8,266	6,441	9,085
Integration and other related expenses	5,912	5,028	7,121	15,438

Operating income	352,520	239,838	683,204	389,982
Interest expense, net	819	8,578	5,041	18,408

Income before provision for income taxes	351,701	231,260	678,163	371,574
Provision for income taxes	138,922	92,041	267,874	148,167

Net income	$212,779	$139,219	$410,289	$223,407

Average number of common shares outstanding—basic	447,559	459,817	449,162	368,785
Dilutive effect of stock options and warrants	8,920	11,110	8,745	9,635

Average number of common shares outstanding—diluted	456,479	470,927	457,907	378,420

Net income per common share—diluted	$0.47	$0.30	$0.90	$0.59

Pharmacy claims:
Mail	14,452	11,431	28,755	18,572
Retail	120,232	133,927	250,554	168,192

Total	134,684	145,358	279,309	186,764

Adjusted Claims (Note 4)	163,097	167,808	335,648	222,963

Supplemental presentation of non-GAAP financial measures:
EBITDA (Earnings before interest, taxes, depreciation and amortization) (Note 2)	$388,801	$276,612	$755,572	$440,604

EBITDA excluding integration and other related expenses (Notes 2 and 3)	$394,713	$281,640	$762,693	$456,042

EBITDA per adjusted claim excluding integration and other related expenses (Notes 3 and 4)	$2.42	$1.68	$2.27	$2.05

Net income per common share—diluted excluding integration and other related expenses (Note 3)	$0.47	$0.30	$0.91	$0.61

(a)	Includes the results of operations of AdvancePCS beginning March 24, 2004.
(b)	Excludes depreciation which is presented separately.

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2005	2004 (a)
Cash flows from continuing operations:
Net income .	$410,289	$223,407
Adjustments to reconcile net income to net cash provided by continuing operations:
Deferred income taxes	236,125	101,252
Depreciation and amortization	72,368	50,622
Stock option expense	6,441	9,085
Non-cash interest expense	1,240	1,645
Writeoff of deferred financing costs	686	2,206
Other non-cash expenses	153	249
Changes in operating assets and liabilities, net of effects of acquisitions/disposals of businesses .	(156,329)	313,430

Net cash provided by continuing operations	570,973	701,896

Cash flows from investing activities:
Purchase of short-term investments	(689,000)	—
Sale of short-term investments	246,544	—
Acquisition of business, net of cash acquired	—	(391,021)
Capital expenditures, net	(55,801)	(31,151)
(Acquisition)/partial liquidation of cost-method investments	(2,251)	10,382

Net cash used in investing activities	(500,508)	(411,790)

Cash flows from financing activities:
Net repayments under credit facilities	(147,000)	(96,625)
Repurchase of AdvancePCS Senior Notes .	(1,678)	(206,810)
Proceeds from stock issued under equity-based compensation plans .	38,431	113,691
Purchase of treasury stock .	(287,988)	(33,609)
Deferred financing costs .	—	(3,857)
Securities issuance costs	—	(2,729)

Net cash used in financing activities .	(398,235)	(229,939)
Cash used in discontinued operations .	(8,592)	(2,259)

Net (decrease) increase in cash and cash equivalents	(336,362)	57,908
Cash and cash equivalents—beginning of period .	1,078,803	815,328

Cash and cash equivalents—end of period	$742,441	$873,236

(a)	Includes the cash flows of AdvancePCS beginning March 24, 2004.

CAREMARK RX, INC. AND SUBSIDIARIES

SELECTED PRO FORMA FINANCIAL AND STATISTICAL INFORMATION (a)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended June 30,		Percentage Increase (Decrease)
	2005 Pro Forma	2004 Pro Forma
Financial Information

Net revenue	$8,236,215	$7,304,442	13%

Cost of revenues (b)	7,723,509	6,894,591	12%
Selling, general and administrative expenses	115,128	119,945	-4%
Stock option expense	2,865	8,266	-65%

EBITDA (c) (Notes 2 and 3)	394,713	281,640	40%
Depreciation	24,556	24,474	0%
Amortization of intangible assets	11,725	12,083	-3%

Operating income (Note 3)	358,432	245,083	46%
Interest expense, net	819	8,578	-90%

Income before provision for income taxes	357,613	236,505	51%
Provision for income taxes	141,257	94,044	50%

Net income (Note 3)	$216,356	$142,461	52%

Average number of common shares outstanding—diluted	456,479	470,927	-3%

Net income per common share—diluted	$0.47	$0.30	57%

Claims Processed
Mail	14,452	11,431	26%
Retail	120,232	133,927	-10%

Total	134,684	145,358	-7%

Adjusted Claims (Note 4)	163,097	167,808	-3%

EBITDA per adjusted claim (Notes 2 and 4)	$2.42	$1.68	44%

	Six Months Ended June 30,		Percentage Increase (Decrease)
	2005 Pro Forma	2004 Pro Forma
Financial Information

Net revenue	$16,612,298	$14,940,188	11%
Cost of revenues (b)	15,617,333	14,150,298	10%
Selling, general and administrative expenses	225,831	237,264	-5%
Stock option expense	6,441	17,266	-63%

EBITDA (c) (Notes 2 and 3)	762,693	535,360	42%
Depreciation	48,560	47,364	3%
Amortization of intangible assets	23,808	24,166	-1%

Operating income (Note 3)	690,325	463,830	49%
Interest expense, net	5,041	18,518	-73%

Income before provision for income taxes	685,284	445,312	54%
Provision for income taxes	270,687	177,192	53%

Net income (Note 3)	$414,597	$268,120	55%

Average number of common shares outstanding—diluted	457,907	467,505	-2%

Net income per common share—diluted	$0.91	$0.57	60%

Claims Processed
Mail	28,755	22,754	26%
Retail	250,554	271,665	-8%

Total	279,309	294,419	-5%

Adjusted Claims (Note 4)	335,648	338,980	-1%

EBITDA per adjusted claim (Notes 2 and 4)	$2.27	$1.58	44%

(a)	Assumes the AdvancePCS acquisition occurred on January 1, 2004. See Note 1.
(b)	Excludes depreciation which is presented separately.
(c)	Excludes integration and other related expenses. See Note 3.

Caremark Rx, Inc.

Notes to Press Release Tables

June 30, 2005

(1) On March 24, 2004, we completed our acquisition of AdvancePCS. The results of operations and cash flows of AdvancePCS are included in the accompanying condensed consolidated statements of income and cash flows beginning March 24, 2004. To assist you in understanding the impact of the AdvancePCS acquisition, we have also included pro forma information presenting the results of operations of Caremark Rx, Inc. and AdvancePCS as if the acquisition of AdvancePCS had been completed at January 1, 2004.

The pro forma income amounts exclude integration and other related expenses (net of benefit from income taxes) of approximately $3.6 million and $3.0 million in the three months ended June 30, 2005 and 2004, and $4.3 million and $9.3 million in the six months ended June 30, 2005 and 2004, respectively, incurred in connection with the AdvancePCS Acquisition. See Note 3 below.

(2) We believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company’s overall operating performance, its ability to incur and service debt and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance and believe that it is important for investors to be able to evaluate our company using the same measures used by our management. EBITDA can be reconciled to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Net income	$212,779	$139,219	$410,289	$223,407
Depreciation	24,556	24,474	48,560	37,263
Amortization of intangible assets	11,725	12,300	23,808	13,359
Interest expense, net	819	8,578	5,041	18,408
Provision for income taxes	138,922	92,041	267,874	148,167

EBITDA	388,801	276,612	755,572	440,604
Cash interest (payments) receipts	(9,415)	395	(3,707)	(24,234)
Cash tax refunds	12,597	38,816	8,617	34,318
Other non-cash expenses	3,007	8,386	6,594	11,540
Other changes in operating assets and liabilities, net of acquisitions/disposals of businesses	(91,029)	174,736	(196,103)	239,668

Net cash provided by continuing operations	$303,961	$498,945	$570,973	$701,896

EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flow from operations data as measured under GAAP. The items excluded from EBITDA are significant components of our statement of income and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. Our calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.

(3) In the quarters ended June 30, 2005 and 2004, we incurred approximately $5.9 million and $5.0 million of expenses, respectively, primarily for: (1) integration activities related to our acquisition of AdvancePCS (in the second quarter of 2004) and (2) involuntary termination/employee retention and related benefits ($5.3 million in the second quarter of 2005 and $2.9 million in the second quarter of 2004). In the six months ended June 30,

Caremark Rx, Inc.

Notes to Press Release Tables—(Continued)

June 30, 2005

2005 and 2004, we incurred approximately $7.1 million and $15.4 million of expenses, respectively, primarily for: (1) integration activities related to our acquisition of AdvancePCS (in the first half of 2004), including pre-acquisition integration planning; (2) involuntary termination/employee retention and related benefits ($6.5 million in the first half of 2005 and $4.4 million in the first half of 2004) and (3) writing off approximately $2.2 million (in the first half of 2004) of deferred financing costs related to our credit agreement that was replaced upon consummation of the AdvancePCS acquisition. The analyses used by management to evaluate the performance of our business excludes these integration and other related expenses.

Under the SEC’s Regulation G, financial measures which exclude non-recurring expense items are non-GAAP financial measures; therefore, our presentations of amounts of EBITDA, operating income and earnings per share which exclude these integration and other related expenses are, likewise, non-GAAP financial measures which require reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. Since EBITDA is itself a non-GAAP financial measure, we direct your attention to Note 2 above for a reconciliation of EBITDA to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP. Our reconciliations of the financial measures presented in the attached press release which exclude integration and other related expenses are as follows (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
EBITDA	$388,801	$276,612	$755,572	$440,604
Integration and other related expenses	5,912	5,028	7,121	15,438

EBITDA excluding integration and other related expenses	$394,713	$281,640	$762,693	$456,042

Net income	$212,779	$139,219	$410,289	$223,407
Integration and other related expenses (net of income tax benefit)	3,577	3,027	4,308	9,294

Net income excluding integration and other related expenses	$216,356	$142,246	$414,597	$232,701

Net income per common share—diluted	$0.47	$0.30	$0.90	$0.59
Integration and other related expenses per share (net of tax benefit)	—	—	0.01	0.02

Net income per common share—diluted excluding integration and other related expenses	$0.47	$0.30	$0.91	$0.61

(4) Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims (retail claims) to the product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caremark Rx, Inc.

By:	/s/ PETER J. CLEMENS IV
Peter J. Clemens IV Executive Vice President and Chief Financial Officer

Date: August 4, 2005